EXHIBIT 21
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                        SUBSIDIARIES OF REGISTRANT
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                                                               STATE OF
NAME OF SUBSIDIARY                                             INCORPORATION
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Cooperstown and Charlotte Valley Railway Corporation           New York

Central New York Railroad Corporation                          New York

Syracuse, Binghamton and New York Railroad Corporation         New York

Lackawaxen and Stourbridge Railroad Corporation                Pennsylvania

Delaware Otsego Equipment Corporation                          New York

Fonfulco, Inc.                                                 New York

The New York, Susquehanna and Western Railway Corporation      New Jersey

Susquehanna Properties, Inc.                                   New York

Staten Island Railway Corporation                              New York

Delta Warehousing Corporation                                  New Jersey

Rahway Valley Company, Lessee                                  New Jersey

Rahway Valley Railroad Company                                 New Jersey

Susquehanna Bulk Systems, Inc.                                 New Jersey

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